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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ____________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Persuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 2, 2005
                  Date of Report (Date of earliest event reported)

                               FILENET CORPORATION
                (Exact name of registrant as specified in its charter)

         Delaware                      000-15997                 95-3757924
(State or other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                     Identification Number)

         3565 Harbor Boulevard
      Costa Mesa, California 92626                                 92626
(Address of principal executive offices)                        (Zip Code)

                                 (714) 327-3400
               Registrant's telephone number, including area code

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant  to Rule 425  under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material  pursuant to Rule 14a-12  under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01  Entry into a Material Definitive Agreement.

     (a)(1) The Company's  Compensation  Committee  has approved  bonus payments for the Company's  executives  for 2004  performance,  with  payments  effective
March 2, 2005.

     (a)(2) Under the Company's 2004 Incentive  Bonus Plan  established in early
2004,  the target bonus for  executives is earned based on the Company's  actual financial and other performance in comparison to  pre-established  targets.  The
2004  incentive  bonus  plan  consisted  of three  fundamental  components:  (i)
achievement of earnings per share targets,  (ii) achievement of target scores on a customer  loyalty index ("CLI"),  and (iii)  achievement of other financial or performance  targets that enable the Committee and the CEO to award a portion of the annual bonus based on each officer's  performance  and  contribution  toward achieving  particular  financial or  performance  targets,  provided the minimum earnings per share  threshold for bonus  payment is achieved.  Attainment of the earnings  per share target was  weighted  more  heavily than the other  factors.
Depending  on the  Company's  achievement  of the  earnings  per  share  target, achievement  of target CLI scores and each  officer's  achievement of particular financial or performance targets,  each officer could earn between 50% of target bonus if the Company  attained  the minimum  threshold of its earnings per share target,  100% of target bonus if the Company  attained  100% of its earnings per share target, and up to 200% of target bonus if the Company achieved 125% of its earnings per share target. No bonus is paid if the Company failed to achieve the minimum earnings per share target threshold. The actual bonus is calculated on a pro rata basis  between  the minimum  threshold  and  maximum  threshold  of the earnings per share  target.  In making the final 2004 bonus  determination,  the
Compensation Committee reviewed the Company's earnings per share against target, the Company's CLI scores  against target CLI scores,  the officers'  performance and contribution  toward  achieving other financial and performance  targets and also  considered  other factors  indicative of the Company's  overall  operating performance  and individual  performance.  The Committee also determined that it would not be appropriate to give full credit under the 2004 Incentive Bonus Plan for the positive  effect on earnings  resulting  from the  Company's  release of approximately  $13.5 million of the Company tax valuation  allowance.  The bonus amounts paid to executive officers constitute attainment of approximately 70% of the target bonus payouts

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                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date:    March 2, 2005

                                      FILENET CORPORATION

                                      By:       /s/ Philip C. Maynard
                                      Name:    Philip C. Maynard
                                      Title:   Senior Vice President,
                                               Chief Legal Officer and Secretary

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